UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

________________________________

FORM 8-K

________________________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 26, 2024

________________________________

RECRUITER.COM GROUP, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-53641	90-1505893
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

123 Farmington Avenue, Suite 252

Bristol, CT 06010

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (855) 931-1500

Not Applicable

(Former name or former address, if changed since last report.)

________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Securities registered pursuant to 12(b) of the Act:

Title of class	Trading symbol	Name of exchange on which registered
Common Stock	RCRT	NASDAQ Capital Market
Common Stock Purchase Warrants	RCRTW	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On July 26, 2024, Job Mobz and the Company entered into an Amendment to the Asset Purchase Agreement (Exhibit 2.1) (“Job Mobz Amendment”). The Job Mobz Amendment amends the Asset Purchase Agreement signed August 16, 2023 by extending the Closing Date until 5 p.m. Pacific Time on September 2, 2024. The Company will receive a non-refundable payment of one hundred and twenty thousand ($120,000) from Job Mobz within two days, which shall be credited towards and count against the cash portion of the Purchase Price from the original Asset Purchase Agreement. Additionally, the Job Mobz Amendment adds compensation to the Company for interest on the total outstanding principal amount accruing at a rate of 12.75% and a penalty of $25,000 if the closing is not satisfied by the Closing Date. The Job Mobz Amendment also describes certain details regarding Stock Compensation. Except as amended by the Job Mobz Amendment, the existing agreement shall remain in full force and effect in all respects.

(d) Exhibits

Exhibit No.	Description
2.1	Amendment with Job Mobz

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 29, 2024

Recruiter.com Group, Inc.

/s/ Miles Jennings
Miles Jennings
Chief Financial Officer

3